Exhibit 10.2.7.2

CLARIFYING AMENDMENT TO
THE
CONSOLIDATED EDISON
COMPANY OF
NEW YORK, INC.
DEFERRED INCOME PLAN
Amending the Deferred Income Plan to Update
the Definition of Retirement for
Requirement for Death Benefit
Effective as of January 1, 2018

Exhibit 10.2.7.2

Whereas, pursuant to the authority delegated to the Plan Administrator, as set forth in Section 6.02 of the Consolidated Edison Company of New York, Inc. Deferred Income Plan (the "DIP" or the "Plan"), to modify or amend the Plan, in whole or in part, at any time; provided, however, that no modification or amendment shall adversely affect the right of any Participant to receive the benefits credited under the Plan as of the date of such modification or amendment and no modification or amendment by action of the Plan Administrator shall have a material effect on the benefits payable under the Plan.
Whereas, certain officers are eligible for a death benefit, over and above any other payments, in an amount equal to such officer's annual base salary (at the date of death or Retirement, as applicable), in a lump sum, if such officer dies prior to a Separation from Service, or terminates employment due to Retirement from the Company;
Now, therefore, the DIP is amended as set forth below:
Article I, Definitions, definition for Retirement, is amended, effective as of

January 1, 2018, by revising the entire definition to read as follows:
Retirement means a Separation from Service either: (i) under circumstances in which the Participant is eligible to receive an early retirement or normal retirement pension benefit under a defined benefit plan maintained by the Company or an Affiliated Company; or (ii) in the case of any Participant who is employed after age 60 and who is not eligible to receive an early retirement or normal retirement pension benefit under any defined benefit plan, on or after

Exhibit 10.2.7.2

the Participant's 65th birthday; or (iii) in the case of any Officer who incurs a Separation from Service at age 65 due to the Company's mandatory retirement policy for Officers, provided that he or she has completed at least one year of service with the Company or a Participating Affiliated Company; or (iv) in the case of any Officer who has a Separation from Service on or after attaining age 55 and completing at least five years of service with the Company or a Participating Affiliated Company.
IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed effective as of January 1, 2018

/s/ Nancy Shannon
Nancy Shannon
Vice President of Human Resources
Consolidated Edison Company of New York, Inc.
And the Plan Administrator of the DIP

Exhibit 10.2.7.2